UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2016

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

190 East Capitol Street, Suite 400, Jackson, MS 39201
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 25, 2016, the Compensation Committee of the Board of Directors of EastGroup Properties, Inc. (the “Company”) established the Company’s 2016 annual cash and equity incentive performance goals and long-term equity incentive performance goals for the executive officers of the Company.
The 2016 targeted compensation structure for the executive officers of the Company is consistent with prior years. The approximate mix of base salary, annual cash incentive and equity compensation for each executive officer varies depending upon management level as follows:

	Base Salary	Annual Cash Incentive Target	Equity Target
Chief Executive Officer	25%	25%	50%
Chief Financial Officer	27%	24%	49%
Senior Vice Presidents	36%	21%	43%

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders held on May 26, 2016, the stockholders (i) elected the nine director nominees, (ii) approved, on an advisory basis, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year, and (iii) approved, on an advisory basis, the compensation awarded to the Company’s Named Executive Officers.
The results of the voting for the nine director nominees were as follows:

Name	Affirmative	Negative	Abstentions	Broker Non-Votes
D. Pike Aloian	27,416,859	1,116,881	64,559	2,459,314
H.C. Bailey, Jr.	27,054,465	1,181,839	361,995	2,459,314
H. Eric Bolton, Jr.	28,424,642	108,798	64,859	2,459,314
Hayden C. Eaves, III	27,967,767	268,738	361,794	2,459,314
Fredric H. Gould	27,053,139	1,183,366	361,794	2,459,314
David H. Hoster II	27,406,950	1,126,576	64,773	2,459,314
Marshall A. Loeb	28,437,417	96,110	64,772	2,459,314
Mary E. McCormick	27,422,577	1,112,567	63,155	2,459,314
Leland R. Speed	27,389,642	1,142,598	66,059	2,459,314
The results for the advisory vote for the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year were as follows:

Affirmative	Negative	Abstentions
30,795,890	191,407	70,316
The results for the advisory vote on executive compensation for 2015 were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
21,788,153	6,401,438	408,708	2,459,314

Item 8.01    Other Matters
Lead Independent Director
The Company’s Lead Independent Director facilitates and strengthens the Board’s independent oversight of our performance, strategy and succession planning and promotes effective governance standards. The Lead Independent Director presides over the meetings of the non-management directors of the Company. The Company’s former Lead Independent Director, David M. Osnos, did not stand for re-election at the Annual Meeting. Accordingly on May 26, 2016 the Board of Directors appointed H. Eric Bolton, Jr. as the new Lead Independent Director. Shareholders and other parties interested in communicating directly with the Lead Independent Director or with the non-management directors as a group may do so by writing to Lead Independent Director, EastGroup Properties, Inc., 190 East Capitol Street, Suite 400, Jackson, Mississippi 39201. Correspondence so addressed will be forwarded directly to the Lead Independent Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 1, 2016

EASTGROUP PROPERTIES, INC.

By:	/s/ N. KEITH MCKEY
N. Keith McKey
Executive Vice President,
Chief Financial Officer,
Treasurer and Secretary